Exhibit 14.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9524) pertaining to the 1997 Stock Option of Jinpan International Limited of our report dated May 30, 2004, with respect to the consolidated financial statements of Jinpan International Limited included in the Annual Report (Form 20-F) for the year ended December 31, 2003.



/s/ Ernst & Young
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Ernst & Young
Hong Kong
July 11, 2004